Exhibit 10.1

RUBICON FINANCIAL, INCORPORATED

TERM NOTE

$726,500.00	Irvine, California November 30, 2012

FOR VALUE RECEIVED, RUBICON FINANCIAL INCORPORATED, a Nevada corporation (“Borrower”), unconditionally promises to pay to the order of GORDON and ADELE BINDER, COMMUNITY PROPERTY  (“Lender”), in the manner and at the place hereinafter provided, the principal amount of $726,500.00 (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at a rate per annum of 14.0% (the “Note”). The Original Amount shall be due and payable in installments as set forth on Schedule I hereto.  Any remaining balance owing on this Note shall be due and immediately payable on November 27, 2015 (the “Maturity Date”).

Borrower also promises to pay interest due hereunder on the last day of each month during the term of this Note; provided that any principal amount not paid when due and, to the extent permitted by applicable law, any interest not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (both before as well as after judgment), shall bear interest payable upon demand at a rate of 2.0% per annum in excess of the rate of interest otherwise payable under this Note.  All computations of interest shall be made by Lender on the basis of a 365 day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).  In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law. Capitalized terms used but not defined herein shall have the meanings assigned thereto in either Security Agreement or this Note, dated as of the date hereof, between Borrower and Lender (the Security Agreement and Note are sometimes collectively referred to herein as “Loan Documents”).

1. Payments.  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender located at 225 S. Lake Avenue, Suite 300, Pasadena, California 91101, or at such other place as Lender may direct. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.  Each of Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided,  however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower hereunder with respect to payments of principal or interest on this Note.

2. Additional Payments.  Borrower agrees to pay the following:

(a)   Lender an origination fee equal to $21,000.00.

(b)   Legal fees to Daniel D. White equal to $5,000.00.  These fees shall be paid from the loan proceeds upon closing.

(c) A loan broker fee to CS Financial, Inc. (“CS”) equal to $500.  Borrower   acknowledges that the Loan has been arranged by CS, a real property broker licensed by the State of California.  The Loan fee being paid is for services rendered in connection with arranging the Loan and that the Loan is “secured, directly or collaterally, in whole or in part, by liens on real property” as that term is used in  California Civil Code Section 1916.1.

3. Prepayments.  This Note may be prepaid by Borrower at any time, provided that the Borrower pays all interest that would be due through the entire three year loan period up to the Maturity Date.

4. Affirmative Covenants. Borrower covenants and agrees that until this Note and all other Secured Indebtedness are paid in full, it will:

a. Good Standing and Compliance. Borrower shall maintain its and each of its Subsidiaries’ existence and good standing in the respective states of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Lender the organizational identification number issued to Borrower and each Subsidiary by the authorities of the state in which Borrower and such Subsidiary are organized, if applicable.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply, and shall cause each of its Subsidiaries to materially comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each Subsidiary to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

b. Preservation of Existence.  Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, rights (charter and statutory) and franchises.

c. Maintenance of Property.  Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted), and Borrower will make or cause to be made all appropriate repairs, renewals and replacements thereof.

d. Compliance with Laws, Etc.  Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

e. Financial Statements, Reports, Certificates. Borrower shall deliver to Lender:  (i) as soon as available, but in any event within 45 days after the end of fiscal quarter (March 31, June 30 and September 30), a Borrower prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and its Subsidiaries’ operations during such period, in the form filed with the Securities and Exchange Commission on Form 10-Q, or other applicable form, and certified by the chief/principal financial officer of Borrower; (ii) as soon as available, but in any event within 90 days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion of an independent certified public accounting firm reasonably acceptable to Lender; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower or any of its Subsidiaries to its security holders; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary of Borrower that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $150,000.00 or more; and (v) promptly upon receipt, each management letter prepared by Borrower’s and its Subsidiaries’ independent certified public accounting firm for Borrower’s and each of its Subsidiaries’ management regarding Borrower’s and such Subsidiary’s management control systems. Within 45 days after the last day of each fiscal quarter, Borrower shall deliver to Lender with the quarterly financial statements a written statement certified as of the last day of the applicable quarter and signed by the chief executive officer or chief financial officer confirming Borrower’s and its Subsidiaries’ compliance in all materials respects with the terms of this Note. As soon as possible and in any event within ten (10) Business Days after becoming aware of the occurrence or existence of a Default or an Event of Default hereunder, a written statement of the chief executive officer or chief financial officer setting forth details of such Default or Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

f. Access.  Borrower shall, and shall cause each of its Subsidiaries to, from time to time, permit Lender, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of a Default or an Event of Default, no such notice shall be required), to (a) examine, and make copies of and abstracts from, the records and books of account of Borrower and its Subsidiaries; (b) visit the properties of Borrower and its Subsidiaries; (c) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with its officers, employees, members or directors; and (d) communicate directly with Borrower’s and its Subsidiaries’ independent certified public accountants.  Borrower shall, and shall cause each of its Subsidiaries to, authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, as Lender reasonably requests from Borrower and its Subsidiaries and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and its Subsidiaries.

g. Keeping of Books.  Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Borrower and its Subsidiaries.

h. Taxes.  Borrower shall, and shall cause each of its Subsidiaries to, make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on demand, proof satisfactory to Lender indicating that Borrower and its Subsidiaries have made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower and its Subsidiaries need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or the relevant Subsidiary as the case may be.

i. Accounts. Borrower shall, and shall cause each of its Subsidiaries to (i) notify Lender in writing within five (5) Business Days of any accounts opened or maintained by Borrower or any of its Subsidiaries after the Closing Date, and (ii) provide to Lender the name and address of the bank and the account number of any such accounts.

j. Use of Proceeds.  Borrower shall use the proceeds of this Note for general working capital without restriction.

k. Board Rights. Lender shall have the right to designate a representative of Lender to attend and observe each meeting of the board of directors of Borrower. At the request of Lender, Borrower shall appoint a representative of Lender to Borrower’s board of directors.

5. Negative Covenants. Borrower covenants and agrees that until this Note and the other Secured Indebtedness are paid in full, it will not:

a. Indebtedness.  Create, incur, assume, guarantee or be or remain liable with respect to any Secured Indebtedness (other than Permitted Indebtedness) or permit any Subsidiary of Borrower to create, incur, assume, guarantee or be or remain liable with respect to any Secured Indebtedness (other than indebtedness to trade creditors incurred in the ordinary course of business).

b. Encumbrances.  Create, incur, assume or allow any lien with respect to its property or its equity interests, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant, or permit any of its Subsidiaries to covenant, to any other Person that Borrower or such Subsidiary in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s or such Subsidiary’s assets.

c. Investments. Other than Permitted Investments (so long as no Event of Default has occurred and is continuing), directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, or maintain or invest any of its property with a Person other than Lender or Lender’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Lender, in form and substance satisfactory to Lender, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

d. Restricted Payments.  Declare, pay or make, or agree to pay or make, or permit any of its Subsidiaries to declare, pay or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Event of Default has occurred and is continuing, each Subsidiary may make Restricted Payments to Borrower.

e. Transactions with Affiliates. Directly or indirectly enter into, or permit any of its Subsidiaries to enter into, any material transaction with Borrower or any Affiliate of Borrower or permit to exist any material transaction between (i) Borrower or any Affiliate of Borrower, and (ii) any Affiliates of Borrower, except for transactions that are in the ordinary course of Borrower’s or such Affiliate’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Affiliate than would be obtained in an arm’s length transaction with a non-affiliated Person.

f. Sale of Assets.  Other than Dispositions by Borrower or any of its Subsidiaries in the ordinary course of business (so long as no Event of Default has occurred and is continuing), Borrower shall not, and shall not permit any of its Subsidiaries to, Dispose of any of their respective assets (including, without limitation, equity interests in any Subsidiary of such Person).

g. Additional Subsidiaries.  Borrower shall not create or acquire any Subsidiaries after the Closing Date unless (i) the creation or acquisition is approved by Lender in writing, which approval shall not be unreasonably withheld, and (ii) the equity interests in such Subsidiaries and all the assets of such Subsidiaries are pledged to Lender pursuant to the Security Agreement or another document in form and substance satisfactory to Lender.

h. Issue of Equity Interests.  Borrower shall not permit any of its Subsidiaries to issue any equity interests to any Person.

i. Judgment.  Borrower shall not permit entry of a judgment against it in any judicial proceeding in excess of $250,000.

j. No Investment Company; Margin Regulation.  Borrower may not become or be controlled by or permit any of its Subsidiaries to become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Term Loan for such purpose.

k. Merger, Consolidation, or Sale of Assets. Borrower shall not, and shall cause its Subsidiaries not to, directly or indirectly:  (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of its and its Subsidiaries taken as a whole, in one or more related transactions, to another Person.

6. Representations and Warranties.  Borrower hereby represents and warrants to Lender that:

a. it is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

b. it has Subsidiaries;

c. each Loan Document is a duly authorized, duly executed and delivered, legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

d. all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of each Loan Document has been granted;

e. the execution, delivery and performance by Borrower of each Loan Document   does not and will not (i) violate any Law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Borrower or (ii) result in the creation of any lien or other encumbrance with respect to the property of Borrower (other than pursuant to the Security Agreement, dated as of the date hereof, between Borrower and Lender);

f. other than as disclosed in Borrower’s public reports with the United States Securities and Exchange Commission or as disclosed to Lender in writing, there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or the ability of Borrower to comply with its obligations hereunder;

g. both before and after giving effect to the transactions contemplated by this Note and the other Loan Documents, Borrower and each Subsidiary is and will be able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets and each of its Subsidiaries’ assets (in each case including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities and such Subsidiary’s liabilities respectively;

h. Borrower and each of its Subsidiaries possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated.  Each of the Borrower and its Subsidiaries has good title to its assets, free and clear of any Liens, except for Permitted Liens;

i. Schedule A lists all of the direct and indirect Subsidiaries of Borrower and the percentage of equity interests held therein;

j. no representation, warranty or other statement made by Borrower or any of its Subsidiaries in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which they were made;

k. neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Other than disclosed to Lender in writing, neither Borrower nor any of its Subsidiaries has violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect;

l.  Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Note.  The chief executive office of Borrower and the Collateral is located at 18870 MacArthur Boulevard, First Floor, Irvine, California  92612;

m. other than disclosed to Lender in writing, none of Borrower or its Subsidiaries is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Uniting and Strengthening American by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

n. the audited consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows of Borrower and its Subsidiaries for the fiscal year ended December 31, 2011 and the unaudited consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows]for the quarter ended September 30, 2012 present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, as applied on a consistent basis, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited financial statements.  Neither Borrower nor any Subsidiary had, at the date of the most recent balance sheet referred to above, any Guaranty, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, was material to Borrower and its Subsidiaries, taken as a whole, and which was not reflected in the foregoing statements or in the notes thereto.  Except as disclosed in Schedule 3.04, during the period from December 31, 2011 to and including the Closing Date there has been no sale, transfer or other disposition by Borrower or any Subsidiary of any part of its business or Property, and no purchase or other acquisition of any business or Property (including any equity interests of any other Person), which, in either case, is material in relation to the consolidated financial condition of Borrower and its Subsidiaries taken as a whole at December 31, 2011. Since December 31, 2011, there has been no event or change in facts or circumstances affecting Borrower or any of its Subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Except as would not have a Material Adverse Effect (or with respect to paragraphs (ii) and (iii) below, where the failure to take such actions would not have a Material Adverse Effect):

7. Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

a. failure of Borrower to pay any principal, interest or other amount due under this Note   when due, whether at stated maturity, by declaration, acceleration, demand or otherwise; or

b. failure of Borrower to pay, or the default in the payment of, any amount due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness in excess of $125,000.00 owing by Borrower, to which Borrower is a party or by which Borrower or any of its property is bound beyond any grace period provided; or

c. failure of Borrower to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note, and such failure continues unremedied for 30  Days after notice thereof from Lender; or

d. any representation or warranty made by Borrower to Lender in connection with this Note shall prove to have been false in any material respect when made; or

e. any order, judgment or decree shall be entered against Borrower decreeing the dissolution or split-up of Borrower; or

f. suspension of the usual business activities of Borrower or the complete or partial liquidation of Borrower’s business; or

g. (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of Borrower’s Subsidiaries in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, whether domestic or foreign, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (ii) an involuntary case shall be commenced against Borrower or any of Borrower’s Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of Borrower’s Subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of Borrower’s Subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of Borrower’s Subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

h. an order for relief shall be entered with respect to Borrower or any of Borrower’s Subsidiaries or Borrower or any of Borrower’s Subsidiaries shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of Borrower’s Subsidiaries shall make an assignment for the benefit of creditors; or Borrower or any of Borrower’s Subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any of Borrower’s Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing;

i. Borrower shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Lender;

j. Any Security Document shall cease, by reason of an action by Borrow or any of its Subsidiaries, to be in full force and effect or any party thereto (other than Lender) shall so assert in writing; any Security Document shall cease, by reason of an action by Borrow or any of its Subsidiaries,  to be effective to grant a first priority perfected Lien to Lender, on the collateral described therein;

k. An event or circumstance occurs that has a Material Adverse Effect on Borrower;

l. Borrower or a director of Borrower has been convicted of a felony, or a crime relating to fraud or theft; or

8. Financial Covenants. Borrower and its Subsidiaries covenant and agree that until this Note and all other Secured Indebtedness are paid in full, the following obligations shall be adhered to:

a. Debt Service Coverage Ratio.  Borrower will not at any time, permit the Debt Service Coverage Ratio to be less than 1 to 1 measured as of the last day of each calendar quarter.

b. Minimum Cash on Hand. Borrower will not, at any time, permit Aggregate Cash on Hand held on deposit by it and its Subsidiaries at the end of each month during the term of the Note be less than $100,000.00.

9. Remedies.  Upon the occurrence of any Event of Default specified in Section 5( a) through 5(h) above, the principal amount of this Note together with accrued interest thereon and any other Secured Indebtedness shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Borrower).  Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower and Borrower’s ability to cure such default within thirty (30)  Days of such notice, declare the principal amount of this Note together with accrued interest thereon to be due and payable and any other outstanding Secured Indebtedness, and Secured Indebtedness shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Borrower).  Upon a default for an obligation specified in Section 8, Lender shall have the right, but not the obligation, to exercise one or more of the following remedies until the default is cured:

a. Lender shall be permitted to appoint a director to the Board of Directors of Borrower and/or any Subsidiary, or be permitted observation rights to any board meeting;

b. Lender shall be provided a copy of all monthly regulatory reports filed with the SEC by the Borrower or any Subsidiary within two (2) Business Days of such filing, and

c. Borrower shall pay a fee of $500.00 per quarter.

10. Definitions.  The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Aggregate Cash On Hand” of a Person means the amount of cash and cash equivalents, that may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheet of such Person.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of California or any other day on which banking institutions located in such jurisdiction are authorized or required by law or other governmental action to close.

“Capital Expenditures” means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year, and shall include all commitments, payments in respect of Capitalized Lease Obligations and leasehold improvements.

“Capitalized Lease Obligations” means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of Interest Expense) in accordance with GAAP.

“Consolidated Cash Flow” means, in respect of any period, the sum of (a) Consolidated Net Income for such period and (b) the amount of all depreciation and amortization allowances and other non-cash expenses of Borrower and its Subsidiaries but only to the extent deducted in the determination of Consolidated Net Income for such period.

 “Consolidated Net Income” means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP.

“Debt” means, with respect to any Person, without duplication,

(a)           its liabilities for borrowed money;

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           its Capitalized Lease Obligations;

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities)

(e)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Debt Service” means, with respect to any period, the sum of the following: (a) Interest Charges for such period and (b) all payments of principal in respect of Debt of Borrower and its Subsidiaries (including the principal component of any payments in respect of Capitalized Lease Obligations) paid or payable during such period after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP.

“Debt Service Coverage Ratio” means, at any time, the ratio of (a) Consolidated Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such time to (b) Debt Service for such quarter.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any real or personal property by any Person (or the granting of any option or other right to do any of the foregoing) that is material to the business of such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” means any of the events set forth in Section 5.

“GAAP” means generally accepted cash basis accounting principles, consistently applied, as in effect from time to time in the United States.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)           otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Interest Charges” means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of Borrower and its Subsidiaries (including imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

“Interest Expense” means, for any period, all interest with respect to Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Material Adverse Effect” means a material adverse effect on: (a) the operations, business or financial condition of Borrower and its Subsidiaries taken as a whole; or (b) the ability of Borrower or any Guarantor to repay any of its obligations, or otherwise perform its obligations, under the Loan Documents.

“Permitted Indebtedness” means:

(a)           Indebtedness of Borrower or any of its Subsidiary in favor of Lender arising under this Note or any other Loan Document;

(b)           Indebtedness to trade creditors incurred in the ordinary course of business; and

(c)           Indebtedness not to exceed $250,000.00, in the aggregate in any fiscal year of Borrower secured by a Lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness.

“Permitted Investment” means:

(a)           (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and (iii) Investments in regular deposit or checking accounts;

(b)           Investments by Borrower in Subsidiaries existing on the Closing Date;

(c)           Investments by Borrower in Subsidiaries created or acquired by Borrower after the Closing Date, provided that the aggregate fair market value of all capital contributions and other investments made by Borrower in such Subsidiaries (whether in cash or in non-cash assets) after the Closing Date shall not exceed $250,000.00;

(d)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; and

(e)           Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (e) shall not apply to Investments of Borrower in any Subsidiary.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, moveable or immoveable, tangible or intangible, including without limitation cash, securities, accounts and contract rights.

“Restricted Payment” means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in such Person or any option, warrant or other right to acquire any such equity interests in such Person.

“Security Documents” means, collectively, the Security Agreement, any other security agreement or instrument in favor of Lender securing the Secured Indebtedness.

11. Miscellaneous.

a. Borrower agrees to indemnify Lender against any losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by Lender arising out of or in connection with or as a result of the transactions contemplated by this Note, except to the extent that any such losses, claims, damages, liabilities or expenses results from the negligence, willful misconduct or bad faith of Lender.  In particular, Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note.

b. No failure or delay on the part of Lender or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Borrower and Lender shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Lender would otherwise have.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

c. Borrower and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

d. If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

e. Borrower hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

RUBICON FINANCIAL INCORPORATED,
a Nevada corporation

By:           /s/ Joseph Mangiapane, Jr.
                      Joseph Mangiapane, Jr., CEO/President